Exhibit 99.1

LifeMD, Inc. Announces Closing of New $40 Million Credit Facility

NEW YORK, March 22, 2023 — LifeMD, Inc. (NASDAQ: LFMD), a leading direct-to-patient telehealth company, today announced that the Company closed on a new senior secured credit facility with Avenue Capital. The credit agreement, which matures on October 1, 2026, provides up to $40 million in total term loan capital including a first tranche of $15 million funded at closing, a second tranche of $5 million of committed capital and an additional accordion option to upsize the credit facility by an additional $20 million.

“We are very pleased to secure this financing and excited to partner with a leading institutional investor, Avenue Capital, as we continue to execute upon our strategic growth and profitability plans,” said Justin Schreiber, Chairman & CEO, LifeMD. “This financing strengthens our balance sheet and provides LifeMD with what we believe to be more than sufficient capital to meet our long-term needs. We believe Avenue’s decision to invest in LifeMD is a testament to the strength of our current business and our long-term outlook.”

LifeMD CFO Marc Benathen, commented “This financing provides LifeMD with important, minimally dilutive capital to meet our long-term needs. By combining this capital with the Company’s expectation of a near-term elimination of our cash burn, we believe LifeMD is now capitalized to execute against our strategic plans with an enhanced level of financial flexibility. The investment from a leading institution, Avenue Capital, further validates the strength of our Company. Lastly, this investment affords LifeMD the opportunity to retain its majority interest in WorkSimpli which we believe to be substantially accretive to shareholder value and expect WorkSimpli to generate 20%+ EBITDA margins in 2023.”

The term loans provide for an 18-month interest-only period, which can be extended to 24 months upon satisfaction of certain conditions. The second tranche will be available for draw at the Company’s election in the fourth quarter 2023 provided the Company is in compliance with the agreement. The additional accordion option is available subject to mutual approval by the Company and Avenue Capital. The credit facility bears interest at an annual rate equal to the greater of (i) the sum of four and three-quarters percent (4.75%) plus the Prime Rate, and (ii) twelve and one-half percent (12.50%). The obligations under the Avenue Capital credit facility are secured by a lien on substantially all of the assets of the Company.

The Company also issued warrants with an exercise price of $1.24 per share to purchase up to 967,742 shares of its common stock to Avenue Capital.

About LifeMD

LifeMD is a 50-state direct-to-patient telehealth company with a portfolio of brands that offer virtual primary care, diagnostics, and specialized treatment for men’s and women’s health, allergy & asthma, and dermatological conditions. By leveraging its proprietary technology platform, 50-state affiliated medical group, and nationwide mail-order pharmacy network, LifeMD is increasing access to top-notch healthcare that is affordable to anyone. To learn more, go to LifeMD.com.

Cautionary Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended; Section 21E of the Securities Exchange Act of 1934, as amended; and the safe harbor provision of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release may be identified by the use of words such as: “believe,” “expect,” “anticipate,” “project,” “should,” “plan,” “will,” “may,” “intend,” “estimate,” predict,” “continue,” and “potential,” or, in each case, their negative or other variations or comparable terminology referencing future periods. Examples of forward-looking statements include, but are not limited to, statements regarding our financial outlook and guidance, short and long-term business performance and operations, future revenues and earnings, regulatory developments, legal events or outcomes, ability to comply with complex and evolving regulations, market conditions and trends, new or expanded products and offerings, growth strategies, underlying assumptions, and the effects of any of the foregoing on our future results of operations or financial condition.

Forward-looking statements are not historical facts and are not assurances of future performance. Rather, these statements are based on our current expectations, beliefs, and assumptions regarding future plans and strategies, projections, anticipated and unanticipated events and trends, the economy, and other future conditions, including the impact of any of the aforementioned on our future business. As forward-looking statements relate to the future, they are subject to inherent risk, uncertainties, and changes in circumstances and assumptions that are difficult to predict, including some of which are out of our control. Consequently, our actual results, performance, and financial condition may differ materially from those indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, “Risk Factors” identified in our filings with the Securities and Exchange Commission, including, but not limited to, our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any amendments thereto. Even if our actual results, performance, or financial condition are consistent with forward-looking statements contained in such filings, they may not be indicative of our actual results, performance, or financial condition in subsequent periods.

Any forward-looking statement made in the news release is based on information currently available to us as of the date on which this release is made. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required under applicable law or regulation.

Company Contact

LifeMD, Inc.

Marc Benathen, CFO

marc@lifemd.com